Exhibit 10.1

CONVERSION AND RELEASE

This Conversion and Release (the “Release”) is dated as of March 21, 2011.  Pollex, Inc. (the “Company”) on the one hand, and Joytoto Co, Ltd. (the “Holder”) on the other hand, hereby acknowledge and agree that the Company currently owes the Holder $80,000 (the “Indebtedness”).  The Holder, hereby agree to convert $20,000 of the Indebtedness, into 166,000 shares (the “Shares”) of common stock of the Company (that portion of the Indebtedness converted, the “Converted Indebtedness”).

Following the conversion, (1) all of the Holders’ rights and claims to the Converted Indebtedness are hereby terminated, forgiven and discharged, and the Holders are not entitled to any other payments from the Company and/or its affiliates (including parent entities) with respect to the Converted Indebtedness, (2) all of the Holders irrevocably and unconditionally release the Company, its predecessors,  its parents, subsidiaries, affiliates, and past, present and future officers, directors, agents, consultants, employees, representatives, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Released Parties”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that the Holders or their legal representatives, successors or assigns, ever had, now have, or hereafter can, shall, or may have, against the Released Parties, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of conversion, as it relates to the Converted Indebtedness, (3) the Holders have not assigned or transferred any claim they are releasing, nor have they purported to do so, and (4) the Holders will execute any and all other documentation as may be necessary to implement and confirm the provisions of this Release.

The Holder hereby represents and confirms that it:

(a)            Information on the Company.  Holder has been furnished with or has had access to such information and materials concerning the Company as have been requested by Holder.  In addition, Holder may have received in writing from the Company such other information concerning its operations, financial condition prospects and other matters as Holder has requested in writing (such other information is collectively the "Other Written Information") and considered all factors Holder deems material in deciding on the advisability of acquiring in the Shares.

(b)  Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by the Company of the size contemplated.  The Holder represents that the Holder is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.  The Holder has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of The Company’s officers and directors regarding the Company and its business as the Holder has deemed appropriate.

(c)           Information on Holder.  The Holder is, and on each date on which the Holder continues to own restricted securities will be, an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding such person’s residence) or annual income exceeding $200,000 or $300,000 jointly with his or her spouse.  Notwithstanding the foregoing, if the Holder is a Non-U.S. Person (a “Reg S Person”), such Holder hereby represents that the representations contained in paragraphs (1) through (7) of this section are true and correct with respect to such Holder:

(1)           (i) the issuance and sale to such Reg S Person of the Shares is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation S; (ii) it is not a “U.S. Person,” as such term is defined in Regulation S, and is not acquiring the Shares for the account or benefit of any U.S. Person; and (iii) the offer and sale of the Shares has not taken place, and is not taking place, within the United States of America or its territories or possessions.  Such Reg S Person acknowledges that the offer and sale of the Shares has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S.

(2)           Such Reg S Person acknowledges and agrees that, pursuant to the provisions of Regulation S, the Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of one year from and after the Closing Date, unless such Shares are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available.  Such Reg S Person acknowledges that it has not engaged in any hedging transactions with regard to the Shares.

(3)           Such Reg S Person consents to the placement of a legend on any certificate, note or other document evidencing the Securities and understands that the Company shall be required to refuse to register any transfer of securities not made in accordance with applicable U.S. securities laws.

(4)           Such Reg S Person is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities.

(5)           Such Reg S Person understands that the Shares have not been registered under the Securities Act, or the securities laws of any state and are subject to substantial restrictions on resale or transfer.  The Shares are “restricted securities” within the meaning of Regulation S and Rule 144, promulgated under the Securities Act.

(6)           Such Reg S Person acknowledges that the Securities may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available.  In connection with any resale of the Securities pursuant to Regulation S, the Company will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

(7)           Such Reg S Person makes the representations, declarations and warranties as contained in this subsections (1)-(7) with the intent that the same shall be relied upon by the Company in determining its suitability as a purchaser of such Shares.

(d)           Acquisition of Shares.  Holder will acquire its Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(e)           Compliance with Securities Act.   Holder understands and agrees that its Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Holder contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(f)           Legend.  The initial certificate evidencing the Shares shall bear the following or similar legend:

For U.S. Persons:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

For Non-U.S. Persons

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) PURSUANT TO REGULATION S UNDER THE 1933 ACT.  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

(g)           Communication of Offer.  The offer to acquire the Shares was directly communicated to Holder by The Company.  At no time was Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Restricted Securities.   Notwithstanding anything to the contrary contained in this Agreement, a Holder may transfer (without restriction and without the need for an opinion of counsel) the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each parent or subsidiary of a Party.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(i)           No Governmental Review.  Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares

If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable. This Release binds the Holders’ heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

This Release constitutes an integrated, written agreement, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties, except as otherwise provided herein.

This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.  Any dispute regarding this Release or related to the Indebtedness or the Converted Indebtedness, as the case may be, shall be resolved in the federal or state Courts located in New York, without a jury (which is hereby expressly waived).

Each of the parties hereto acknowledge that he: (a) has carefully read this Release in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Release; (c) fully understands the significance of all of the terms and conditions of this Release and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Release; and (e) is signing this Release voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

JOYTOTO CO, LTD.

By:	/s/ Seong Sam Cho
Name: Seong Sam Cho
Title: Chief Executive Officer

POLLEX, INC.

By:	/s/ Seong Yong Cho
Seong Yong Cho, President

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